CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

1) That it previously had filed a registration statement on Form F-6 (Nestle, S.A., Registration No. 333-114927) that the Commission declared effective, with terms of deposit identical to the terms of this registration statement.

2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                                     CITIBANK, N.A.


                                                     /s/ Patricia Brigantic

                                                     Name: Patricia Brigantic
                                                     Title: Director and Counsel